Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal Year 2020 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

SANTA CLARA, CALIF.—March 3, 2020—Ambarella, Inc. (Nasdaq: AMBA), an AI vision silicon company, today announced financial results for its fourth quarter of fiscal year 2020 ending January 31, 2020.

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Revenue for the fourth quarter of fiscal 2020 was $57.2 million, up 12% from $51.1 million in the same period in fiscal 2019. For the fiscal year ending January 31, 2020, revenue was $228.7 million, up 0.4% from $227.8 million for fiscal year ending January 31, 2019.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2020 was 58.2%, compared with 60.0% for the same period in fiscal 2019. For the fiscal year ending January 31, 2020, GAAP gross margin was 58.0%, compared with 60.7% for the fiscal year ending January 31, 2019.

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GAAP net loss for the fourth quarter of fiscal 2020 was $13.0 million, or loss per diluted ordinary share of $0.39, compared with a GAAP net loss of $4.5 million, or loss per diluted ordinary share of $0.14, for the same period in fiscal 2019. GAAP net loss for the fiscal year ending January 31, 2020 was $44.8 million, or loss per diluted ordinary share of $1.35. This compares with GAAP net loss of $30.4 million, or loss per diluted ordinary share of $0.93, for the fiscal year ending January 31, 2019.

Financial results on a non-GAAP basis for the fourth quarter of fiscal 2020 are as follows:

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Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2020 was 58.7%, compared with 60.6% for the same period in fiscal 2019. For the fiscal year ending January 31, 2020, non-GAAP gross margin was 58.5%, compared with 61.2% for the fiscal year ending January 31, 2019.

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Non-GAAP net income for the fourth quarter of fiscal 2020 was $4.9 million, or earnings per diluted ordinary share of $0.14. This compares with non-GAAP net income of $4.5 million, or earnings per diluted ordinary share of $0.14, for the same period in fiscal 2019. Non-GAAP net income for the fiscal year ending January 31, 2020 was $23.7 million, or earnings per diluted ordinary share of $0.69. This compares with non-GAAP net income of $24.5 million, or earnings per diluted ordinary share of $0.73, for the fiscal year ending January 31, 2019.

Based on information available as of today, Ambarella is offering the following guidance for the first quarter of fiscal year 2021, ending April 30, 2020:

-	Revenue is expected to be between $52.0 million and $57.0 million

-	Gross margin on a non-GAAP basis is expected to be between 57.5% and 59.5%

-	Non-GAAP operating expenses are expected to be between $33.0 million and $35.0 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the fourth quarter of fiscal 2020 was $404.7 million, compared with $358.9 million at the end of the same quarter a year ago.

“In FY20, just one year after taping-out CV2, CV22 and CV25, we had more than 100 different customers purchase engineering parts, evaluation kits and/or development boards for our AI computer vision products, a unique achievement validating our strategy. The three waves of AI computer vision revenue we have previously articulated are taking shape, with more than a dozen customers in production across the three waves,” said Fermi Wang, President and CEO. “New public health issues in addition to an already dynamic geopolitical environment bring an unusually high degree of uncertainty to the business environment. However, with AI computer vision expected to reach 10% of total revenue in FY21, our goal is to grow total revenue for the year.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the fourth quarter and fiscal year 2020 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power system-on-chips (SoCs) offer high-resolution video compression, advanced image processing, and powerful deep neural network processing to enable intelligent cameras to extract valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the first quarter of fiscal year 2021 ending April 30, 2020, and the comments of our CEO relating to waves of computer vision revenue and the Company’s ability to generate revenue from its computer vision products, and the Company’s expectations for fiscal year 2021 revenue growth. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; risks associated with the COVID-19 virus and its impact on the global economy or any of our operations or the operations of our customers; our growth strategy; global economic and political conditions, including possible trade tariffs, trade restrictions and export controls that impact our products or our customers; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2019 fiscal year, which is on file with the Securities and Exchange Commission. Additional information is also set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ending January 31, 2020 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the fourth quarter of fiscal year 2020, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the first quarter of fiscal year 2021, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Revenue	$57,212	$51,070	$228,732	$227,768

Cost of revenue	23,896	20,416	96,023	89,624

Gross profit	33,316	30,654	132,709	138,144

Operating expenses:
Research and development	33,807	32,638	129,724	128,084
Selling, general and administrative	13,341	12,382	52,634	50,480

Total operating expenses	47,148	45,020	182,358	178,564

Loss from operations	(13,832)	(14,366)	(49,649)	(40,420)

Other income, net	1,713	3,351	8,021	5,868

Loss before income taxes	(12,119)	(11,015)	(41,628)	(34,552)

Provision (benefit) for income taxes	862	(6,472)	3,164	(4,105)

Net loss	$(12,981)	$(4,543)	$(44,792)	$(30,447)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.39)	$(0.14)	$(1.35)	$(0.93)

Diluted	$(0.39)	$(0.14)	$(1.35)	$(0.93)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	33,677,059	32,128,579	33,083,562	32,713,606

Diluted	33,677,059	32,128,579	33,083,562	32,713,606

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$262	$319	$1,184	$1,261
Research and development	10,536	9,585	41,842	37,432
Selling, general and administrative	6,105	5,971	23,845	22,119

Total stock-based compensation	$16,903	$15,875	$66,871	$60,812

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
	(unaudited)
GAAP net loss	$(12,981)	$(4,543)	$(44,792)	$(30,447)

Non-GAAP adjustments:
Stock-based compensation expense	16,903	15,875	66,871	60,812
Valuation allowance on deferred tax assets	—	(7,990)	—	(7,990)
Income tax effect	942	1,190	1,576	2,167

Non-GAAP net income	$4,864	$4,532	$23,655	$24,542

GAAP - diluted weighted average shares	33,677,059	32,128,579	33,083,562	32,713,606
Non-GAAP - diluted weighted average shares	35,094,270	32,793,196	34,313,148	33,583,294

GAAP - diluted net loss per share	$(0.39)	$(0.14)	$(1.35)	$(0.93)
Non-GAAP adjustments:
Stock-based compensation expense	0.50	0.49	2.02	1.86
Valuation allowance on deferred tax assets	—	(0.25)	—	(0.24)
Income tax effect	0.03	0.04	0.05	0.07
Effect of Non-GAAP - diluted weighted average shares	—	—	(0.03)	(0.03)
Non-GAAP - diluted net income per share	$0.14	$0.14	$0.69	$0.73

The difference between GAAP and non-GAAP gross margin was 0.5% and 0.6%, or $0.3 million and $0.3 million, for the three months ending January 31, 2020 and 2019, respectively. The difference between GAAP and non-GAAP gross margin was 0.5% and 0.5%, or $1.2 million and $1.3 million, for the fiscal year ending January 31, 2020 and 2019, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31,	January 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$231,403	$194,047
Marketable debt securities	173,345	164,861
Accounts receivable, net	18,487	26,212
Inventories	22,971	18,252
Restricted cash	9	11
Prepaid expenses and other current assets	4,975	6,206

Total current assets	451,190	409,589

Property and equipment, net	5,614	6,728
Deferred tax assets, non-current	10,400	10,587
Intangible assets, net	17,826	10,936
Operating lease right-of-use assets, net	9,935	—
Goodwill	26,601	26,601
Other non-current assets	5,710	2,412

Total assets	$527,276	$466,853

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	14,910	12,801
Accrued and other current liabilities	34,970	24,700
Operating lease liabilities, current	2,181	—
Income taxes payable	691	993
Deferred revenue, current	701	529

Total current liabilities	53,453	39,023

Operating lease liabilities, non-current	7,975	—
Other long-term liabilities	17,776	8,341

Total liabilities	79,204	47,364

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	261,220	188,516
Accumulated other comprehensive income	768	97
Retained earnings	186,069	230,861

Total shareholders’ equity	448,072	419,489

Total liabilities and shareholders’ equity	$527,276	$466,853